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Exhibit 10(av)

Ninth Amendment to Aon Pension Plan
As Amended and Restated Effective January 1, 2002

        WHEREAS, the Aon Pension Plan (the "Plan") is currently set out in the 2002 Restatement of the Aon Pension Plan, which was generally effective as of January 1, 2002 (the "Restatement").

        WHEREAS, the Board of Directors of Aon Corporation desires to amend the Plan pursuant to the authority to do so under Section 9.01 of the Plan.

        NOW, THEREFORE, the Plan, as set out in the Restatement and as amended from time to time, is further amended as follows:

        1.    Section 2.01.    By substituting for Section 2.01 a new Section 2.01, effective as of January 1, 2007, to read as follows:

          "Accrued Retirement Income" shall mean the monthly amount determined in accordance with Section 4.01 of the Plan, but based on Years of Service, Final Average Earnings and Annual Earnings, if applicable, as of any date before the Participant's Normal Retirement Date; provided, however, that the Accrued Retirement Income of a Participant shall not be less than the Minimum Accrued Benefit determined in accordance with Section 4.03.

        2.    Section 2.02.    By substituting for the last sentence of Section 2.02 a new sentence, effective as of December 31, 2006, to read as follows:

  With respect to such Participant who has at least one Hour of Service on or after January 1, 2002, for purposes of determining Final Average Earnings under Section 4.01(A) (but not for purposes of determining Final Average Earnings at December 31, 1997), the maximum amount permitted pursuant to IRC Section 401(a)(17) shall be considered to be $200,000 for calendar years beginning prior to January 1, 2002.

        3.    Section 2.14.    By substituting for the first paragraph of Section 2.14 a new paragraph, effective as of December 31, 2006, to read as follows:

          "Final Average Earnings" shall mean the average of the Participant's Annual Earnings paid to him by the Employers for service during the highest five consecutive calendar years of the last ten calendar years of Employment immediately preceding the earlier of (i) his retirement date or his Termination Date, or (ii) January 1, 2007; provided, however, that if he was not an Employee during any five consecutive calendar years during such period, his Final Average Earnings shall be the average of his Annual Earnings during the five calendar years (or lesser period if he was not an Employee for such five calendar years) immediately preceding the earlier of (i) the calendar year he was last an Employee or (ii) January 1, 2007.

        4.    Section 2.16.    A new sentence shall be added at the end of Section 2.16, effective as of January 1, 2006, to read as follows:

  In order to clarify the usage of the 45 Hours of Service equivalency described above and consistent with past administrative practice and procedure under the Plan, payroll and other Company records reflect the actual number of hours worked by an Employee, and accordingly the 45 Hours of Service equivalency shall not apply, where such records reflect the actual number of hours for which the Employee is directly or indirectly paid or entitled to payment.

        5.    Section 2.19.    By substituting for Section 2.19 a new Section 2.19, effective as of January 1, 2006, to read as follows:

          "Covered Compensation" shall mean the average of the Taxable Wage Bases (as defined pursuant to Section 3121(a)(1) of the IRC) for the 35 calendar years ending with the last day of the year in which a Participant attains Social Security Retirement Age (as defined at Section 13.05(n)), and assuming for any particular Plan Year that the Taxable Wage Base on January 1 will remain the same for all future years.

        6.    Section 2.31.    A new subsection (i) of Section 2.31 shall be added, effective as of January 1, 2006, to read as follows:

    (i)
    Participants whose employment with the Company or any of its subsidiaries shall terminate pursuant to Section 7.1 of the Renewal Rights and Asset Purchase Agreement between Muirfield Underwriters, Ltd., a Delaware corporation, and AmTrust North America, Inc., a Delaware corporation, dated as of May 9, 2006, shall be credited with a Year of Service for the period commencing January 1, 2006 and ending on the date of such termination of employment regardless of whether they complete 1,000 Hours of Service during such period.

        7.    Section 4.01.    By substituting for Section 4.01 a new Section 4.01, effective as of December 31, 2006, to read as follows:

          4.01    Normal Retirement Benefit

          Subject to Section 4.01(C), each Participant who is employed in the service of the Employer on his Normal Retirement Date and who retires on or after his Normal Retirement Date shall be entitled to receive a monthly Normal Retirement Benefit beginning on the first day of the month following his actual retirement and continuing for his life, equal to one-twelfth of the sum of the amounts determined under Sections 4.01(A) and 4.01(B) below.

  (A)
  Benefit Accrual For Years of Service Completed As Of December 31, 2006.

          No Participant shall accrue any benefit under this Section 4.01(A) with respect to Years of Service completed after December 31, 2006 or with respect to Annual Earnings earned during the Participant's Employment after December 31, 2006. A Participant's accrued benefit under this Section 4.01(A) shall be the sum of (a) through (e) below:

    (a)
    1.15% of the Participant's Final Average Earnings multiplied by his or her Years of Service on and after January 1, 1998 and completed on or before December 31, 2006.

    (b)
    0.45% of the Participant's Final Average Earnings in excess of Covered Compensation (as defined in Section 2.19) at December 31, 2006, multiplied by the lesser of: (i) his or her Years of Service on and after January 1, 1998 and completed on or before December 31, 2006; or (ii) 35 years, less Years of Service as of December 31, 1997.

    (c)
    the accrued retirement income of a Participant as of December 31, 1997, under the terms of the Aon Pension Plan.

    (i)
    in the case of a Participant who is employed by an Employer on December 31, 1997, and is accruing a benefit under the Aon Pension Plan on that date, the amount described in (c) shall be multiplied by the greater of: (A) 1; or (B) a fraction, the numerator of which is Final Average Earnings at date of termination of employment or December 31, 2006, whichever is earlier, and the denominator of which is Final Average Earnings at December 31, 1997.

    (d)
    the accrued retirement income of a Participant as of December 31, 1997, under the terms of the Pension Plan for Employees of Alexander & Alexander Services Inc. and Subsidiaries (the "A&A Plan").

    (i)
    in the case of a Participant who is employed by an Employer on December 31, 1997, and is accruing a benefit under the A&A Plan on that date, the amount described in (d) shall be multiplied by the greater of: (A) 1; or (B) a fraction, the numerator of which is Final Average Earnings (as defined under the Aon Pension Plan) at date of termination of employment or December 31, 2006, whichever is earlier, and the denominator of which is Final Average Earnings (as defined under the Aon Pension Plan) at December 31, 1997.

    (e)
    the accrued retirement income of a Participant as of December 31, 2001, under the terms of the International Risk Management (Americas) Inc. Retirement Plan (the "IRMG Plan").

    (i)
    in the case of a Participant who is employed by an Employer on December 31, 2001, and is accruing a benefit under the IRMG Plan on that date, the amount described in (e) shall be multiplied by the greater of: (A) 1; or (B) a fraction, the numerator of which is Final Average Earnings (as defined under the Aon Pension Plan) at date of termination of employment or December 31, 2006, whichever is earlier, and the denominator of which is the Final Average Earnings (as defined under the Aon Pension Plan) at December 31, 2001.

  (B)
  Benefit Accrual For Years of Service Completed After December 31, 2006.

          A Participant's accrued benefit under this Section 4.01(B) shall be the aggregate amount equal to the sum for all Years of Service completed after December 31, 2006, of the amounts determined under (a) and (b) below with respect to each Year of Service completed after December 31, 2006:

    (a)
    1.15% of the Participant's Annual Earnings for each Year of Service completed after December 31, 2006; plus

    (b)
    0.45% of the Participant's Annual Earnings for each such Year of Service in excess of Covered Compensation (as defined in Section 2.19); provided however, that no such excess shall be recognized for any Year of Service following the year in which the total number of the Participant's Years of Service completed after December 31, 2006, plus the total number (if any) of his or her Years of Service completed as of December 31, 2006 equals 35.

  For purposes of clause (b) above, in any year, if termination of employment occurs before the fifteenth of a month, Covered Compensation shall be multiplied by a fraction, the numerator of which is the number of full calendar months of service completed by the Participant in the year of termination of employment and the denominator of which is 12. If termination of employment occurs on or after the fifteenth of a month, Covered Compensation shall be multiplied by a fraction, the numerator of which is the number of full calendar months of service completed by the Participant in the year of termination of employment plus one and the denominator of which is 12.

  (C)
  Special Provision for Participants Who Have Attained Their Normal Retirement Date as of December 31, 2006.

          In the event that a Participant attains his Normal Retirement Date on or before December 31, 2006, his Normal Retirement Benefit under the Plan shall not be less than that determined under the provisions of the Plan as in effect immediately preceding December 31, 2006.

        8.    Section 5.03.    New subsections (h) and (i) of Section 5.03 shall be added, effective as of January 1, 2006, to read as follows:

  (h)
  The Accrued Retirement Income of Participants whose employment with the Company or any of its subsidiaries shall terminate pursuant to Section 7.1 of the Renewal Rights and Asset Purchase Agreement between Muirfield Underwriters, Ltd., a

    Delaware corporation, and AmTrust North America, Inc., a Delaware corporation, dated as of May 9, 2006, shall be 100% vested as of the date of such termination of employment.

    (i)
    The Accrued Retirement Income of Participants whose employment with the Company or any of its subsidiaries shall terminate pursuant to Section 8.2 of the Purchase Agreement Between Aon Corporation, a Delaware corporation, and Warrior Acquisition Corp., a Delaware corporation, dated as of June 30, 2006, shall be 100% vested as of the date of such termination of employment.

        9.    Section 5.04.    By substituting for the reference to "Section 4.01(c)" in clause (d) of the first sentence of Section 5.04 a new reference to "Section 4.01," effective as of December 31, 2006.

        10.    Section 7.09.    By substituting for the first sentence of Section 7.09 a new sentence, effective as of January 1, 2006, to read as follows:

          In the event the actuarial equivalent of any monthly benefit pursuant to any of the provisions of this Plan expressed as a single sum is $5,000 or less, the Committee shall direct the Trustee, following termination of the Participant's employment and as soon as administratively feasible thereafter, to pay to the person entitled to such monthly benefit, in a single sum, the amount of such actuarial equivalent.

        11.    Section 18.01.    A new sentence shall be added at the end of Section 18.01, effective December 31, 2006, to read as follows:

References in this Section 18 to Section 4.01 of the Plan or to any subsection of Section 4.01 of the Plan shall mean and refer to such Section, and subsections thereof, as in effect immediately prior to January 1, 1998, except as otherwise clearly indicated from the text.

        12.    Section 18.11.    By substituting for the reference to "Section 4.01(e)" in subsection (f) of Section 18.11 a new reference to "clause (e) of the second sentence of Section 4.01(A)," effective as of December 31, 2006.

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Ninth Amendment to Aon Pension Plan As Amended and Restated Effective January 1, 2002